UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20459

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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PAB BANKSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 24, 2005

To the Shareholders of PAB Bankshares, Inc.:

The Annual Meeting of Shareholders (the "Annual Meeting") of PAB Bankshares, Inc. (the "Company") will be held at the Company's offices, 3250 North Valdosta Road, Valdosta, Georgia 31602 on Tuesday, May 24, 2005 at 10:00 a.m., local time, for the following purposes:

1.
To elect five members to the Board of Directors to serve three-year terms expiring at the Annual Meeting of Shareholders in 2008 and to elect one member to the Board of Directors to serve a two-year term expiring at the Annual Meeting of Shareholders in 2007;

2.	To ratify the appointment of Mauldin & Jenkins, LLC as our independent auditors for the fiscal year 2005; and

3.	To consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has set April 1, 2005 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

 By Order of the Board of Directors

 James L. Dewar, Jr.
Chairman of the Board

Valdosta, Georgia
April 15, 2005

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

PAB BANKSHARES, INC.
3250 North Valdosta Road
Valdosta, Georgia 31602
(229) 241-2775

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on May 24, 2005

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PAB Bankshares, Inc. (the "Company") of proxies from the shareholders of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 24, 2005 at 10:00 a.m., local time, at the Company's offices, 3250 North Valdosta Road, Valdosta, Georgia 31602. The Company operates through its bank subsidiary, The Park Avenue Bank (the "Bank").

The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting. The proxy may be revoked by the person giving it at any time before its exercise, either by notice to the Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and electing to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before their exercise will be voted in the manner specified therein. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of each of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting.

This Proxy Statement and the enclosed proxy are being mailed to the Company's shareholders on or about April 22, 2005.

The Board of Directors of the Company has set April 1, 2005 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of March 29, 2005, there were 9,521,028 shares of common stock of the Company issued and outstanding.

In order to establish a quorum for the transaction of business at the Annual Meeting, the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes. Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

In addition to this solicitation by mail, the officers and employees of the Company, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual Meeting will be borne by the Company.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Company's Board of Directors has nominated five persons for election as directors at the Annual Meeting to hold office until the 2008 Annual Meeting of Shareholders and one person for election as a director to hold office until the 2007 Annual Meeting of Shareholders. Each person nominated shall hold office until the term of the class of directors for which he has been elected expires and until his successor is duly elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal.

The members of the Company's Board of Directors are elected by the shareholders. The directorships of the Company are divided into three classes, with the members of each class generally serving three-year terms. The Company's Board of Directors presently consists of 14 members, who are listed beginning on page 3.

Vote Required

If for any reason any nominee should become unable or unwilling to accept nomination or election, the persons voting the proxies will vote for the election of another nominee designated by the Company's Board of Directors. Management of the Company has no reason to believe that any nominee will not serve, if elected. With regard to the election of directors, votes may be cast for, or votes may be withheld from, each nominee. The proposal to elect directors to serve as members of the Company's Board of Directors requires the affirmative vote of a plurality of the shares of common stock of the Company present, in person, or represented by proxy at the Annual Meeting. Votes that are withheld, abstentions, and broker non-votes will have no effect on the election of directors.

Nominations for Election and Information Regarding Directors

Set forth below is information about each nominee for election to a term as a director and each incumbent director whose term of office expires at the Annual Meetings of Shareholders in 2006 or 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
ELECT AS DIRECTORS THE NOMINEES NAMED BELOW.

Nominee Directors Terms Expiring at the 2008 Annual Meeting of Shareholders

R. BRADFORD BURNETTE
Retired Bank Executive
Director since 1982
Age 65

Mr. Burnette has served as a director of the Bank from 1968 to 2000 and was reelected a director in 2001. Mr. Burnette was Chairman of the Board of Directors of the Company and the Bank from February 2000 to March 2003. He was President and Chief Executive Officer of the Company from 1982 until 2001. Mr. Burnette was also the Chief Executive Officer of the Bank from 1990 to 1997, President from 1983 to 1990, and an Executive Vice President from 1968 to 1982. Mr. Burnette has served as a member of the Company's Loan Committee since 2001, as Chairman of the Company's Governance Committee since it was established in February 2005, and as an ex-officio member of the Company's Compensation Committee since it was established in March 2005. Mr. Burnette is also a director of Nexity Financial Corporation of Birmingham, Alabama and the Federal Home Loan Bank of Atlanta.

MICHAEL H. GODWIN
Real Estate Executive
Director since 2002
Age 46

Mr. Godwin has been the President and Chief Executive Officer of Ambling Companies, Inc., which develops, constructs, finances, and manages real estate communities, since 1996. Mr. Godwin is also a member of the Executive Committee of Ambling Companies, Inc. Mr. Godwin is a member of the Board of Directors for the National Housing & Rehabilitation Association and the National Multi-Housing Council. He is also a member of the Association of College and University Housing Officers-International, the National Home Builders Association, and the Georgia Affordable Housing Coalition. Mr. Godwin was a director of the Bank from 2000 to 2001 and was reelected as a director in 2002. Mr. Godwin has served as a member of the Company's Loan Committee since January 2003, as Chairman of the Company's Compensation Committee since it was established in March 2005, as a member of the Company's Nominating and Governance Committee from March 2004 to February 2005 when it was dissolved, and as a member of the Company's Nominating Committee since it was established in February 2005.

KENNITH D. MCLEOD
Certified Public Accountant
Director since 1999
Age 58

Mr. McLeod has been a self-employed certified public accountant in Hazlehurst, Georgia since 1975. Mr. McLeod is also the principal owner and Chief Executive Officer of Hazlehurst, Main Street, Inc. and Medallion Investment Group, LLC, both of which are involved in commercial and industrial real estate ownership and management. He has served as a director of the Bank since 2001 and as a director of Baxley Federal Bank from 1985 until its merger into the Bank in March 2002. Mr. McLeod has served as a member of the Company's Audit Committee since 2000.

PAUL E. PARKER
Bakery Executive
Director since 1998
Age 56

Mr. Parker has been a director and the Vice President of Claxton Bakery, Inc., a family owned wholesale bakery, since 1970 and is Vice President of ADMP Enterprises, Inc., a commercial real estate management company. Mr. Parker was a founding director and Vice Chairman of the Board of Directors of Eagle Bancorp, Inc., the holding company for Eagle Bank and Trust, of Statesboro, Georgia, from 1990 to 1998, when it was acquired by the Company. He has served as a director of the Bank since 2001 and as a director of Eagle Bank and Trust from its founding in 1990 until its merger into the Bank in January 2002. Mr. Parker was Vice Chairman of the Board of Directors of Eagle Bank and Trust from 1990 to 1994 and from 1997 until the merger. Mr. Parker has served as a member of the Company's Audit Committee since 1998. Mr. Parker has been a director of The Claxton Bank since 1977 and a director of its holding company, Southern Bankshares, Inc., since 1998.

M. BURKE WELSH, JR.
President and Chief Executive Officer of the Company and the Bank.
Director since 2005
Age 58

In February 2005, Mr. Welsh was elected President and Chief Executive Officer of the Company and elected to the Board of Directors of the Company and the Bank. Mr. Welsh served as Senior Executive Vice President of the Company and as President of the Bank since 2003 and as Chief Executive Officer of the Bank since 2004. Mr. Welsh has also served as a non-director member of the Company's Loan Committee since 2001. Mr. Welsh has served in various senior management positions, including Chief Credit Officer and Market President for Valdosta and Henry County, since joining the Company in August 2000. Prior to joining the Company, Mr. Welsh was employed by Central & Southern Bank and its successors, Premier Bancshares, Inc., and BB&T Corporation, from 1992 to 2000, where he last served as the Henry County Market Executive for BB&T Corporation.

Nominee Director Term Expiring at the 2007 Annual Meeting of Shareholders

DOUGLAS W. MCNEILL
Real Estate Executive
Director since 2005
Age 62

In March 2005, Mr. McNeill was elected to the Board of Directors of the Company and the Bank, and he was appointed to serve on the Company's Loan Committee and Compensation Committee. Mr. McNeill has been the President of Case Pomeroy Properties, a subsidiary of Case, Pomeroy and Company, Inc., since 1993. Case Pomeroy Properties is a real estate development and investment firm located in Jacksonville Beach, Florida. Mr. McNeill has been involved in the real estate industry for more than 30 years as a senior level executive directing multi-million dollar developments and investments. He also serves as a director of the Real Estate Advisory Committee of the Reinhold Corporation and a member of the Investment Committee of the Levitt Corporation. In addition, he is a past director of Kent State University Foundation, Leadership Florida, and the Florida Chamber of Commerce.

Incumbent Directors Terms Expiring at the 2007 Annual Meeting of Shareholders

BILL J. JONES
Retired Bank Executive
Director since 1998
Age 76

In 1987, Mr. Jones retired as President and Chief Executive Officer of Citizens & Southern National Bank, Decatur County, after 36 years in the banking business. He was a director and Vice Chairman of First Community Bank of Southwest Georgia from 1998 until June 2001. Mr. Jones was Chairman of the Board of Directors of Investors Financial Corp. and Bainbridge National Bank from 1991 to 1998, when they were acquired by the Company. In 2001, Mr. Jones was elected director of the Bank. Mr. Jones has served as Chairman of the Company's Audit Committee since 1999, as a member of its Nominating and Governance Committee from March 2004 to February 2005 when it was dissolved, and as a member of the Company's Nominating Committee since it was established in February 2005.

JAMES B. LANIER, JR.
Consultant Forester
Director since 1998
Age 58

Since 1974, Mr. Lanier has been President and owner of Lanier Appraisals, Inc., a real estate appraisal firm, and Secretary-Treasurer and a partner in Lanier-Brookins, Inc., a forestry consulting firm. Mr. Lanier was a founding director of Eagle Bancorp, Inc., the holding company for Eagle Bank and Trust, of Statesboro, Georgia, from 1990 and Chairman of the Board from 1997 to 1998, when it was acquired by the Company. He has served as a director of the Bank since 2001 and as a director of Eagle Bank and Trust, from its founding in 1990, until its merger into the Bank in January 2002. Mr. Lanier was Chairman of the Board of Directors of Eagle Bank and Trust from 1997 until the merger. Mr. Lanier has served as a member of the Company's Audit Committee since April 2002 and as a member of the Company's Governance Committee since it was established in February 2005.

F. FERRELL SCRUGGS, SR.
Retired Construction Executive
Director since 1989
Age 66

Mr. Scruggs was the Vice President and Secretary of Civiltec, Inc., a road construction company, from 2002 until 2003. Mr. Scruggs was also Chairman of the Board of Directors of the Scruggs Company, another construction business, from 1995 until 2002 and was President and Chief Operating Officer of the Scruggs Company for the 30 years prior to 1995. Mr. Scruggs was a director of the Bank from 1989 until 1999 and was reelected a director in 2001. He has served as Chairman of the Company's Loan Committee since 2002 and a member since 2001, as Chairman of its Nominating and Governance Committee from March 2004 to February 2005 when it was dissolved, and as Chairman of the Company's Nominating Committee since it was established in February 2005.

JOHN M. SIMMONS, III
Manufacturing Executive
Director since 1998
Age 66

Mr. Simmons is Chairman of the Board of Directors of Elberta Crate and Box Company and has been employed by Elberta Crate and Box Company since 1961. He was elected a director of the Bank in 2001 and was a director of First Community Bank of Southwest Georgia from 1998 until its merger into the Bank in April 2002. Mr. Simmons was a director of Investors Financial Corp. and Bainbridge National Bank from 1991 to 1998, when they were acquired by the Company. Mr. Simmons has served as a member of the Company's Audit Committee since April 2002 and as a member of the Company's Governance Committee since it was established in February 2005.

Incumbent Directors Terms Expiring at the 2006 Annual Meeting of Shareholders

WALTER W. CARROLL, II
Bank Officer/Real Estate Investor
Director since 1989
Age 57

Mr. Carroll has been Vice President of Business Development for the Bank since April 2002 and a director of the Bank since 1989. Mr. Carroll worked as a commercial real estate agent from 1998 to 2002. He also served as an executive officer and an owner of Sunset Farm Foods, Inc. from 1971 to 1997. Mr. Carroll has served as a member of the Company's Loan Committee since 2001. Prior to his employment as a banking officer, Mr. Carroll also served as a member of the Company's Audit Committee from 1989 until April 2002.

JAMES L. DEWAR, JR.
Real Estate Developer
Director since 1982
Age 62

Mr. Dewar has been the President of Dewar Properties, Inc. since 1982 and Dewar Realty, Inc. since 1978. He has been involved in real estate development, construction and management for the past 33 years. Mr. Dewar served as interim President and Chief Executive Officer of the Company from August 2004 to February 2005. Mr. Dewar has served as Chairman of the Board of Directors of the Company and the Bank since March 2003, a member of the Company's Loan Committee since 2001, and a member of the Company's Compensation Committee since it was established in March 2005. Mr. Dewar has also served as a director of the Bank since 1969.

JOHN E. MANSFIELD, JR.
Real Estate Investor
Director since 2005
Age 49

In January 2005, Mr. Mansfield was elected to the Board of Directors of the Company and the Bank, and he was appointed to serve on the Company's Loan Committee. In March 2005, Mr. Mansfield was appointed to serve on the Company's newly established Compensation Committee. Mr. Mansfield is President of Indigo Land Company, a real estate investment firm located in Alpharetta, Georgia. Mr. Mansfield is also a partner in Dominion Capital Management, an equity financing group located in Atlanta, Georgia. Prior to serving in his current capacities, Mr. Mansfield was the managing partner of Onyx-Mansfield Energy from 1998 to 2001; the founder and President of Onyx Petroleum from 1986 to 1998; the Vice President of Mansfield Oil Company from 1978 to 1984, and the President of Kangaroo Convenience Stores from 1981 to 1985, all of which were located in Gainesville, Georgia.

JOE P. SINGLETARY, JR.
Executive/Oil Jobber
Director since 1989
Age 67

Mr. Singletary has been an executive officer and an owner of Sing Bros., Inc., a gasoline and wholesale/retail company, since 1974 and Tripo, Inc., a similar business, since 1987. Mr. Singletary was a director of the Bank from 1989 until 1999 and was reelected as a director in 2001. Mr. Singletary has served as a member of the Company's Loan Committee since 2001.

There are no family relationships between any of the directors or executive officers of the Company or its subsidiaries, except for the following:

•	R. Bradford Burnette, a director of the Company, is the father-in-law of Jeffery E. Hanson, the Valdosta/Lowndes County Market President of the Bank;

•	Paul E. Parker, a director of the Company, is the brother of W. Dale Parker, a member of the Statesboro Advisory Board of the Bank;

•	F. Ferrell Scruggs, Sr., a director of the Company, is the father of F. Ferrell Scruggs, Jr., a member of the Valdosta Advisory Board of the Bank; and

•	Joe P. Singletary, Jr., a director of the Company, is the father of Joe P. Singletary, III, a member of the Valdosta Advisory Board of the Bank.

PROPOSAL TWO:
RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of our Audit Committee, has appointed Mauldin & Jenkins, LLC ("Mauldin & Jenkins") as independent auditors for the 2005 fiscal year. A proposal will be presented at the Annual Meeting to ratify the appointment of Mauldin & Jenkins as our independent auditors for the 2005 fiscal year. Ratification of this appointment requires the affirmative vote of the majority of shares presented in person or represented by proxy at the Annual Meeting and entitled to vote. If shareholders fail to ratify the appointment of Mauldin & Jenkins, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee. We have been advised that a representative from Mauldin & Jenkins will be present at the Annual Meeting, be given an opportunity to speak, and be available to answer appropriate questions.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment on such matters.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the direction of the Company's Board of Directors, which held 13 meetings during 2004. During 2004, the Board of Directors had three Standing Committees, the Audit Committee, the Loan Committee, and the Nominating and Governance Committee. The principal functions and the names of the directors currently serving as members of each of those committees are set forth below. In February 2005, in an effort to enhance its corporate governance responsibilities and to allow for broader participation from the directorship in the committee roles, the Board of Directors elected to split the existing Nominating and Governance Committee into two separate committees, a Nominating Committee and a Governance Committee. In addition, the Board of Directors established a separate Compensation Committee in March 2005. Copies of the charters for each of these committees are available on the Company's website at www.pabbankshares.com.

In October 2004, Michael E. Ricketson resigned from the Board of Directors of the Company and the Bank. Mr. Ricketson had retired as President and Chief Executive Officer of the Company in August 2004. In January 2005, the Board of Directors appointed John E. Mansfield, Jr. to serve the remainder of Mr. Ricketson's term on the Board. In February 2005, the Board of Directors promoted M. Burke Welsh, Jr. to President and Chief Executive Officer of the Company and created a new directorship for Mr. Welsh on the Boards of both the Company and the Bank. James L. Dewar, Jr., Chairman of the Board of Directors, served as the interim President and Chief Executive Officer of the Company from August 2004 until Mr. Welsh's promotion in February 2005. In March 2005, the Board of Directors created a new directorship and elected Douglas W. McNeill to serve on the Boards of both the Company and the Bank. Both Mr. Welsh and Mr. McNeill will stand for election as new directors at the Annual Meeting.

During 2004, each of our directors attended at least 75% of all meetings of the full Board and of the Committees on which they served. All directors have served continuously since their first election. The Board of Directors has determined that the following directors, which constitute a majority of the Board (11), are independent in accordance with the rules of the American Stock Exchange ("AMEX") governing director independence: James L. Dewar, Jr., Michael H. Godwin, Bill J. Jones, James B. Lanier, Jr., John E. Mansfield, Jr., Kennith D. McLeod, Douglas W. McNeill, Paul E. Parker, F. Ferrell Scruggs, Sr., John M. Simmons, III, and Joe P. Singletary, Jr.

The AMEX rules governing director independence provide that in order for a director to be considered independent:

•	a director must not be, or during the past three years must not have been, employed by the company or by any subsidiary of the company, other than prior employment as an interim Chairman or CEO;
•
a director must not have accepted or have an immediate family member who has accepted any payments from the company or any subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

o	compensation for board service,
o	payments arising solely from investments in the company's securities,
o	compensation paid to an immediate family member who is a non-executive employee of the company or of a subsidiary of the company,
o	compensation received for former service as an interim Chairman or CEO,
o	benefits under a tax-qualified retirement plan,
o	non-discretionary compensation,
o	loans permitted under Section 13(k) of the Exchange Act,
o
loans provided that the loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (iii) did not involve more than a normal degree of risk or other unfavorable factors, and (iv) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404, or

o
payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (i) made in the ordinary course of business, (ii) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public, and (iii) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404.

•	a director must not have an immediate family member who is, or has been in any of the past three years, employed by the company or any subsidiary of the company as an executive officer;
•
a director must not be, or have an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•
a director must not be, or have an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the listed company's executive officers serve on that entity's compensation committee; and

•
a director must not be, or have an immediate family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and operates pursuant to an Audit Committee Charter, which was attached as an appendix to the Company's 2004 Proxy Statement and is available on the Company's website at www.pabbankshares.com. The Audit Committee had 11 meetings during the 2004 fiscal year and consists of five members. The Audit Committee reviews the scope and timing of the audit services of the Company's independent accountants and any other services such accountants are asked to perform and has the authority to hire such independent accountants. In addition, the Audit Committee reviews the independent accountants' report on the Company's financial statements and the Company's policies and procedures with respect to internal accounting and financial controls. The five members of the Audit Committee during 2004 were Bill J. Jones, James B. Lanier, Jr., Kennith D. McLeod, Paul E. Parker and John M. Simmons, III, all of which the Board of Directors has determined to be independent in accordance with applicable AMEX and Securities and Exchange Commission ("SEC") requirements. The Company's Board of Directors has determined that Kennith D. McLeod is an "audit committee financial expert" under Section 121B of the AMEX listing standards and is independent pursuant to Section 121A of the AMEX listing standards.

The Loan Committee consisted of 6 director members and one non-director member and had 49 meetings during the 2004 fiscal year. The Loan Committee reviews and approves all loan relationships over $2,000,000. The members of the Loan Committee in 2004 were R. Bradford Burnette, Walter W. Carroll, II, James L. Dewar, Jr., Michael H. Godwin, Michael E. Ricketson (until his resignation in October 2004), F. Ferrell Scruggs, Sr., Joe P. Singletary, Jr., and non-director member M. Burke Welsh, Jr. As previously noted, in February 2005, Mr. Welsh was appointed to the Board of Directors, and going forward he will serve on the Company's Loan Committee as a director member. In January 2005 and in March 2005, respectively, John E. Mansfield, Jr. and Douglas W. McNeill were appointed to serve on the Company's Loan Committee.

During 2004, the Nominating and Governance Committee consisted of three members and assisted the Board of Directors in identifying qualified director candidates and developing and monitoring the Company's corporate governance policies. The Nominating and Governance Committee held 1 meeting during fiscal year 2004. The members of the Nominating and Governance Committee in 2004 were F. Ferrell Scruggs, Sr., Michael H. Godwin, and Bill J. Jones. In February 2005, the Board of Directors divided the Nominating and Governance Committee into two separate committees with Mr. Scruggs, Mr. Godwin, and Mr. Jones continuing to serve as members of the Nominating Committee and R. Bradford Burnette, James B. Lanier, Jr., and John M. Simmons, III appointed to serve on the Governance Committee.

The Nominating Committee considers important aspects of the director nomination process, including those regarding qualifications for service on the Board of Directors, the committee's identification and evaluation of potential director nominees and the consideration of director nominees recommended by the shareholders. The current members of the Nominating Committee have been determined by the Board of Directors to be independent in accordance with the applicable AMEX and SEC requirements.

The Nominating Committee assists the Board of Directors in fulfilling its responsibilities to shareholders by identifying and screening individuals qualified to become directors of the Company, consistent with independence, diversity and other criteria approved by the Board of Directors, recommending candidates to the Board of Directors for all directorships and for service on the committees of the Board, developing and recommending to the Board of Directors a set of corporate governance principles and guidelines applicable to the Company, and overseeing the evaluation of the Board of Directors and the Company's management.

With respect to the committee's evaluation of nominee candidates, the committee has no formal requirements or minimum standards for the individuals that are nominated. Rather, the committee considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of criteria that the committee generally views as relevant and is likely to consider. Some of these factors include a candidate's:

•	career experience, particularly experience that is germane to the Company's business, such as banking and financial services, legal, human resources, finance and marketing experience;
•	experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that the Company faces;
•	contribution to diversity of the Board of Directors;
•	integrity and reputation;
•	whether the candidate has the characteristics of an independent director;
•	academic credentials;
•	other obligations and time commitments and the ability to attend meetings in person; and
•	current membership on the Company's board -- our board values continuity (but not entrenchment).

The committee does not assign a particular weight to these individual factors. Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board of Directors. With respect to the identification of nominee candidates, the committee has not developed a formalized process. Instead, its members and the Company's senior management generally recommend candidates whom they are aware of personally or by reputation. The Company historically has not utilized a recruiting firm to assist in the process but could do so in the future.

The Nominating Committee welcomes recommendations for nominations from the Company's shareholders and evaluates shareholder nominees in the same manner that it evaluates a candidate recommended by other means. In order to make a recommendation, the committee asks that a shareholder send the committee:

•	a resume for the candidate detailing the candidate's work experience and academic credentials;
•
written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company's Code of Ethics and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code or required a waiver, (4) is, or is not, "independent" as that term is defined in the committee's charter, and (5) has no plans to change or influence the control of the Company;

•
the name of the recommending shareholder as it appears in the Company's books, the number of shares of Common Stock that are owned by the shareholder and written confirmation that the shareholder consents to the disclosure of his or her name. (If the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

•	personal and professional references for the candidate, including contact information; and
•
any other information relating to the candidate required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A of the Exchange Act.

For a proposal to be properly brought before a meeting by a shareholder, such shareholder must have given the Company notice of such proposal in written form meeting the requirements of the Company's By-laws no later than 60 days and no earlier than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The committee does not necessarily respond directly to a submitting shareholder regarding recommendations.

Security holders may send communications directly to the Board of Directors and its respective committees by mailing their remarks to the following address:

James L. Dewar, Jr., Chairman
The Board of Directors
PAB Bankshares, Inc.
Post Office Box 1124
Valdosta, Georgia 31603-1124

The Board of Directors does not require the attendance of its members at the Annual Meeting. Nonetheless, 12 directors attended last year's Annual Meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which during fiscal 2004 consisted entirely of directors who meet the independence requirements of Section 121A of the AMEX listing standards and Rule 10A-3 of the Exchange Act, has furnished the report set forth below.

Management is responsible for the Company's internal controls, financial reporting process, preparation of financial statements and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue an opinion as to the audited financial statements' conformity to generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

Within this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

The foregoing report has been furnished by the Audit Committee of the Board of Directors.

Bill J. Jones, Chairman
James B. Lanier, Jr.
Kennith D. McLeod
Paul E. Parker
John M. Simmons, III

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of our Audit Committee, has appointed Mauldin & Jenkins, LLC as independent auditors for the fiscal year ending December 31, 2005. Mauldin & Jenkins audited the consolidated financial statements of the Company for the 2004 fiscal year. We have been advised that a representative of Mauldin & Jenkins will be present at the Annual Meeting, be given an opportunity to speak, and be available to answer appropriate questions. Approval of our independent auditors is not a matter required to be submitted to our shareholders.

Audit Fees

The aggregate fees billed and to be billed by Mauldin & Jenkins for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2004, the review and attestation of our internal controls over financial reporting and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $113,000. The aggregate fees billed by Mauldin & Jenkins for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2003 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $108,000.

Audit-Related Fees

The aggregate fees, other than those disclosed under the caption Audit Fees above, billed and to be billed by Mauldin & Jenkins for assurance and related services reasonably related to the performance of the audit or review of the financial statements were $900 for fiscal year 2004 and $30,000 for fiscal year 2003. Audit-related services are principally fees paid in connection with reviews of interest rate risk, information technology, and compliance.

Tax Fees

The aggregate fees billed and to be billed by Mauldin & Jenkins for professional services rendered for tax compliance, tax advice, and tax planning were $13,000 for fiscal year 2004 and $14,000 for fiscal year 2003. Such fees were principally paid for tax compliance services performed by Mauldin & Jenkins.

All Other Fees

There were no fees billed by Mauldin & Jenkins for professional services rendered other than as stated under the captions Audit Fees, Audit-Related Fees, and Tax Fees above for fiscal year 2004 and for fiscal year 2003.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should be approved by the Audit Committee prior to the completion of the audit. The Audit Committee approved 100% of the services performed by Mauldin & Jenkins in 2004 other than the services underlying the Audit Fees disclosed above.

EXECUTIVE OFFICERS

The executive officers of the Company have entered into employment agreements with the Company as described in the section "Employment Agreements." The following sets forth certain information with respect to the executive officers of the Company.

M. BURKE WELSH, JR.
Director
President and Chief Executive Officer of the Company and the Bank
Age 58

Additional biographical information regarding Mr. Welsh, who is also a director, can be found under the heading of this proxy statement entitled "Proposal One: Election of Directors."

R. WESLEY FULLER
Executive Vice President and Director of Operations
Age 44

Mr. Fuller was elected Executive Vice President of the Company and the Bank in August 2002. Mr. Fuller has served as Director of Operations for the Company and the Bank since January 2002. Mr. Fuller was Senior Vice President of the Company and the Bank from January 2002 to August 2002 and Vice President of the Bank from October 2001 to January 2002. Before joining the Company, Mr. Fuller was employed by Futurus Financial Services, Inc. and Futurus Bank, N.A. as Executive Vice President and Chief Financial Officer from 2000 to 2001 and by Premier Bancshares, Inc. as Executive Vice President of Operations from 1997 until 2000.

DONALD J. TORBERT, JR.
Executive Vice President and Chief Financial Officer
Treasurer
Age 32

Mr. Torbert is a certified public accountant and was elected Executive Vice President of the Company and the Bank in August 2003. Mr. Torbert has served as Chief Financial Officer and Treasurer of the Company and the Bank since August 2001. Mr. Torbert was Senior Vice President of the Company and the Bank from August 2001 to August 2003 and was Vice President and Controller of the Company from May 2000 to August 2001. Prior to joining the Company, Mr. Torbert was employed with Mauldin & Jenkins, LLC from 1994 to 2000, where he last served as an audit manager for the firm.

EXECUTIVE COMPENSATION

Report of the Board of Directors on Executive Compensation

In accordance with rules of the SEC, the Board of Directors of the Company is providing the following report regarding compensation policies for the Company's Chief Executive Officer and other executive officers with respect to compensation paid to such persons during the last fiscal year. In March 2005, the Board of Directors established a Compensation Committee to make recommendations to the Board to discharge its responsibilities relating to the compensation of the Company's executive officers. Michael H. Godwin, James L. Dewar, Jr., John E. Mansfield, Jr., Douglas W. McNeill, and R. Bradford Burnette (ex-officio) will serve as members of the newly formed Compensation Committee. However, prior to March 2005, the full Board of Directors made all compensation decisions except as noted herein.

The Board of Directors establishes the salary, bonus and other compensation of the Chief Executive Officer upon the recommendation by a majority of our "independent" directors, as required by Sec. 805(a) of the AMEX rules. When the Board of Directors considers matters relating to the compensation of the Chief Executive Officer, the Chief Executive Officer is excluded from the meeting. In formulating its policy and decisions, in fiscal year 2000, the Board of Directors engaged the services of Matthews, Young and Associates, Inc. ("Matthews, Young"), a management consulting firm. The Board of Directors continued to rely on this report in formulating decisions for fiscal year 2004. The Board of Directors endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives. Further, the Board of Directors strives to integrate its compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives. In 2005, the Compensation Committee will retain the services of a compensation consulting firm to assist in the evaluation of executive compensation.

The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. With respect to the base salary of the Company's executive officers, the Board of Directors utilized a report prepared by Matthews, Young and selected a salary based on a combination of grade and salary level set forth in the report. Base salaries are not based on the performance of the Company, but are rather intended to be commensurate with salaries paid to similarly situated executive officers.

In order to align the interests of management more closely with the interests of the shareholders of the Company, the Board of Directors also employs performance-based measures in the form of both short-term and long-term incentive compensation awards. The Board of Directors utilizes an annual incentive award in the form of a cash bonus for the Chief Executive Officer of the Company. The maximum amount of this bonus, as a percentage of base salary, is determined by reference to a selected grade in the Matthews, Young report. The actual amount of the bonus is calculated as a percentage of base salary, which percentage depends upon the attainment of certain financial goals set by the Board of Directors. The executive officers of the Bank, on the other hand, receive annual incentive bonuses which are based in part on the recommendation of the Company's Chief Executive Officer and are not tied to the performance of the Company, but rather to the return on assets, return on equity, growth of assets, and net income of the Bank.

Finally, the Company has implemented a program of long-term incentives through the grant of stock options exercisable for shares of the Company's common stock. Stock options are awarded by the Company's Board of Directors after taking into account various factors, including the achievement of performance goals set by the Board of Directors and the need to retain individuals who will perform valuable services to the Company.

The Board of Directors considered the salaries and bonuses of all of the executive officers of the Company and the Bank to be commensurate with those paid to similarly positioned executives in similar companies. Information on salaries for comparable executives is provided by Matthews, Young in the form of grades, annual base salary and incentive awards.

The Board of Directors believes that its mix of market-based salaries, variable incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the management team to produce favorable returns. The Board of Directors further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on shareholder value.

The foregoing report has been furnished by the Board of Directors.

R. Bradford Burnette Walter W. Carroll, II	James B. Lanier, Jr. John E. Mansfield, Jr.	F. Ferrell Scruggs, Sr. John M. Simmons, III
James L. Dewar, Jr.	Kennith D. McLeod	Joe P. Singletary, Jr.
Michael H. Godwin Bill J. Jones	Douglas W. McNeill Paul E. Parker	M. Burke Welsh, Jr. (abstained)

Summary Compensation Table

The following table sets forth a summary of compensation paid to or accrued on behalf of the Chief Executive Officer and the other executive officers of the Company whose aggregate compensation exceeded $100,000 for services rendered during the 2004 fiscal year.

		Annual Compensation			Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)

M. Burke Welsh, Jr.	2004	197,800	100,750	-0-	-0-	18,321	(3)
President and	2003	165,938	72,000	-0-	-0-	18,102
Chief Executive Officer	2002	161,250	65,000	-0-	16,000	12,722

James L. Dewar, Jr. (4)	2004	-0-	-0-	17,700	2,000	-0-
Interim President and	2003	-0-	-0-	13,050	2,000	-0-
Chief Executive Officer	2002	-0-	-0-	35,875	2,000	-0-

Michael E. Ricketson (5)	2004	255,784	-0-	7,000	-0-	18,321	(6)
Former President and	2003	240,000	91,200	6,600	-0-	18,102
Chief Executive Officer	2002	240,000	96,000	7,150	23,000	17,491

R. Wesley Fuller	2004	136,000	52,000	-0-	-0-	16,161	(7)
Executive Vice President	2003	120,000	40,000	-0-	-0-	14,582
and Director of Operations	2002	93,750	73,500	-0-	13,000	9,591

Donald J. Torbert, Jr.	2004	136,000	52,000	-0-	-0-	16,161	(8)
Executive Vice President,	2003	110,231	40,000	-0-	-0-	13,320
Chief Financial Officer,	2002	100,100	30,000	-0-	6,000	10,969
and Treasurer

(1)
The reported amount consists of director's fees. Compensation does not include any perquisites and other personal benefits which may be derived from business-related expenditures that in the aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such person.

(2)
The reported amount consists of the Company's or the Bank's contribution to a Profit Sharing Plan, a Section 401(k) Plan, and an Employee and Director Stock Purchase Program (the "SPP") and life insurance premiums paid by the Company for all executives named.

(3)
The reported amount consists of a $7,175 contribution to a Profit Sharing Plan, a $9,225 contribution to a 401(k) Plan, a $1,000 contribution to the SPP, and $921 in life insurance premiums paid by the Company.

(4)
James E. Dewar, Jr. served as interim President and Chief Executive Officer of the Company from August 9, 2004 until February 22, 2005 when M. Burke Welsh, Jr. was promoted to the position by the Board of Directors. Mr. Dewar did not receive any compensation from the Company for his services as interim President and Chief Executive Officer of the Company.

(5)	On August 9, 2004, Michael E. Ricketson retired from the Company, and on October 27, 2004, he resigned from the Board of Directors of the Company.
(6)
The reported amount consists of a $7,175 contribution to a Profit Sharing Plan, a $9,225 contribution to a 401(k) Plan, a $1,000 contribution to the SPP, and $921 in life insurance premiums paid by the Company.

(7)
The reported amount consists of a $6,230 contribution to a Profit Sharing Plan, a $8,010 contribution to a 401(k) Plan, a $1,000 contribution to the SPP, and $921 in life insurance premiums by the Company.

(8)
The reported amount consists of a $6,230 contribution to a Profit Sharing Plan, a $8,010 contribution to a 401(k) Plan, a $1,000 contribution to the SPP, and $921 in life insurance premiums by the Company.

Option Grants

No option grants were made by the Company to any executive officers during fiscal year 2004. In January 2004, the Company granted 2,000 stock options to James L. Dewar, Jr. as part of his annual retainer for Board service. These options were granted prior to and in no way related to his service as interim President and CEO of the Company.

Option Exercise and Fiscal Year-End Option Value Table

The following table sets forth certain information regarding the exercise of stock options during the 2004 fiscal year by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
Individual Grants

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable/Unexercisable

M. Burke Welsh, Jr.	2,000	26,920	15,627 / 18,218	63,882 / 88,026

James L. Dewar, Jr.	-0-	-0-	14,000 / 6,000	8,966 / 14,724

Michael E. Ricketson	18,400	235,520	22,564 / -0-	56,761 / -0-

R. Wesley Fuller	2,000	27,400	5,000 / 9,000	21,470 / 4,970

Donald J. Torbert, Jr.	-0-	-0-	9,505 / 8,336	31,916 / 2,095

(1)
In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, per-share fair market value is deemed to be $13.11, the closing price for the common stock on December 31, 2004.

Director Compensation

For 2004, the directors of the Company were paid director's fees of $550 per meeting of the full Board of Directors and $300 per committee meeting. In addition, non-employee directors were granted 2,000 stock options as a non-cash retainer fee in 2004.

Employment Agreements

M. Burke Welsh, Jr. As of January 1, 2003, the Bank entered into an employment agreement with M. Burke Welsh, Jr while he was Executive Vice President and Chief Banking Officer of the Company and the Bank. Mr. Welsh was promoted to President and Chief Executive Officer of the Company and the Bank on February 22, 2005. Mr. Welsh's base salary in 2004 was $197,800. In the event Mr. Welsh's employment is terminated (i) by the Company other than for "cause" (such as a material breach of the employment agreement, gross negligence, or willful misconduct), or (ii) due to the Company's breach of the employment agreement, Mr. Welsh will be entitled to receive 200% of his base salary over a term of 24 months.

In the event of a change of control of the Company followed by a (i) reduction in Mr. Welsh's compensation, (ii) material change in Mr. Welsh's status, office, title, or reporting requirements, (iii) failure by the Company to increase Mr. Welsh's salary in accordance with established procedure, or (iv) required relocation by Mr. Welsh of more than 50 miles from the Company's main office, Mr. Welsh will be entitled to receive severance benefits in a lump sum cash amount equal to 2 times his total annual compensation for the fiscal year in which his compensation was highest.

Mr. Welsh's employment agreement restricts Mr. Welsh from, among other things, (i) disclosing confidential information, (ii) competing with the Company or the Bank within Lowndes County and Henry County Georgia for 12 months following termination, and (iii) employing any former employee of the Company or the Bank for 12 months following the employee's termination.

R. Wesley Fuller. As of January 1, 2003, the Bank entered into an employment agreement with R. Wesley Fuller as an Executive Vice President and Director of Operations of the Company and the Bank. Under the employment agreement, Mr. Fuller's initial annual base salary was $120,000. Mr. Fuller's base salary in 2004 was $136,000. The remainder of Mr. Fuller's agreement is substantially similar to the Company's agreement with Mr. Welsh described above.

Donald J. Torbert, Jr. As of January 1, 2003, the Bank entered into an employment agreement with Donald J. Torbert, Jr. while he was Senior Vice President, Chief Financial Officer, and Treasurer of the Company and the Bank. Under the employment agreement, Mr. Torbert's initial annual base salary was $106,106. Mr. Torbert's base salary in 2004 was $136,000. On August 26, 2003, Mr. Torbert was elected Executive Vice President, and his employment agreement was amended to reflect his change in position from Senior Vice President to Executive Vice President and to modify provisions relating to termination and change in control. The remainder of Mr. Torbert's agreement is substantially similar to the Company's agreement with Mr. Welsh described above.

Stock Option Plans

1994 Stock Option Plan

In 1994, the Company's Board of Directors approved the 1994 Employee Stock Option Plan (the "1994 Plan"), which provided for the grant of options to purchase shares of the Company's common stock to the employees of the Company. The 1994 Plan served as an employee incentive and encouraged the continued employment of key personnel by facilitating their purchase of an equity interest in the Company. The 1994 Plan was administered by the Board of Directors of the Company, which had the authority to select recipients, designate the number of shares to be covered by each option, and, subject to certain restrictions, specify the terms of the options. The 1994 Plan provided for the granting of both "incentive stock options" and "nonqualified stock options." The exercise price for each incentive stock option granted under the 1994 Plan shall in no event be less than 100% of the fair market value of the Company's common stock on the date of grant and no stock option shall be exercisable after the expiration of ten years from the date of grant. The 1994 Plan covered 400,000 shares of the Company's common stock, which may be authorized for issuance and delivery by the exercise of options granted thereunder. The 1994 Plan expired in April 2004, therefore no other options may be granted under the 1994 Plan.

1999 Stock Option Plan

In 1999, the Company's Board of Directors approved the 1999 Stock Option Plan (the "1999 Plan"), which provides for the grant of options to purchase shares of the Company's common stock to the Company's and its affiliates' directors, employees, consultants and advisors. The purposes of the 1999 Plan are to maximize the long-term success of the Company, to ensure a balanced emphasis on both current and long-term performance, to enhance participants' identification with shareholders' interests, and to facilitate the attraction and retention of key individuals with outstanding abilities. The 1999 Plan is administered by the Board of Directors of the Company, which has the authority to select recipients, designate the number of shares to be covered by each option, and, subject to certain restrictions, specify the terms of the options. Like the 1994 Plan, the 1999 Plan provides for the granting of both "incentive stock options" and "nonqualified stock options." The exercise price for each incentive stock option granted under the 1999 Plan shall in no event be less than 100% of the fair market value of the Company's common stock on the date of grant and no stock option shall be exercisable after the expiration of ten years from the date of grant. The 1999 Plan covers 600,000 shares of common stock, which may be authorized for issuance and delivery by the exercise of options granted thereunder. The Company granted options to acquire an aggregate of 23,000 shares to 11 directors and employees under the 1999 Plan in fiscal year 2004. As of March 1, 2005, there were 132,616 shares of the Company's common stock remaining available for grants under the 1999 Plan.

Employee and Director Stock Purchase Program

Effective July 1, 2002, the Board of Directors adopted the SPP, as defined on page 18. The Bank, serving as the SPP custodian, uses funds contributed from employees and directors, matched by the Company at a rate of 50%, to purchase shares of the Company's common stock. Each employee of the Company or the Bank is eligible to participate in the SPP the first calendar month that follows 30 days of continuous employment. A director, including an advisory director, is eligible to participate in the SPP the first calendar month that follows the director's election or appointment as a director. Employees may contribute up to the lesser of $2,000 or 10% of their annual compensation and directors may contribute up to $2,000, per participant, per year. A participant may request a distribution of his or her entire account at any time. A participant's participation in the SPP terminates immediately upon termination of employment or director status. The SPP is administered by a committee appointed by the Board of Directors. The committee has the power to interpret the SPP and to establish, amend and revoke rules relating to the administration of the SPP. However, no amendment or termination may diminish a participant's right to the benefit of his or her own contributions and the employer matched contributions. The Company may amend or terminate the SPP or suspend employer match contributions at any time.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% or more shareholders are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during fiscal year 2004, all directors, officers and 10% shareholders complied with all Section 16(a) filing requirements, except:

•
all non-employee directors inadvertently failed to timely file reports on Form 4 relating to annual grants of stock options in January 2004 and January 2005. These grants were subsequently reported on a Form 4 or Form 5 for each director;

•	a Form 4 for Mr. Dewar related to his purchase of 1,000 shares of our common stock was inadvertently filed late. The Form 4 was subsequently filed; and

•	a Form 3 for Mr. Mansfield related to his election as a director was inadvertently filed late. The Form 3 was subsequently filed.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the Company's yearly percentage change in cumulative, five-year shareholder return with the Nasdaq - Total US Market Index and the SNL Southeast Bank Index. We have determined that the SNL Southeast Bank Index provides an appropriate and accurate comparison with our industry peers. The graph assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 1999 and that all dividends were reinvested. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, and (b) the change in share price between the beginning and the end of the period, by (ii) the share price at the beginning of the period.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
PAB Bankshares, Inc.	100.00	73.39	81.70	66.88	130.08	112.70
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Southeast Bank Index	100.00	100.41	125.09	138.18	173.52	205.78

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the shares of the Company's common stock owned as of February 28, 2005, (i) by each person who beneficially owned more than 5% of the shares of the Company's common stock, (ii) by each of the Company's directors and executive officers named in the Summary Compensation Table, and (iii) by all of the Company's directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares		Percentage Ownership (2)
R. Bradford Burnette	268,620	(3)	2.80

Walter W. Carroll, II	94,176	(4)	*

Dewar Family, L.P.	1,117,026	(5)	11.76
P. O. Box 2985
Valdosta, Georgia 31604

James L. Dewar, Jr.	1,478,687	(6)	15.55

James L. Dewar, Sr.	1,118,926	(7)	11.78

R. Wesley Fuller	13,220	(8)	*

Michael H. Godwin	1,748	(9)	*

Bill J. Jones	163,753	(10)	1.72

James B. Lanier, Jr.	24,017	(11)	*

John E. Mansfield, Jr.	89,200		*

Kennith D. McLeod	74,087	(12)	*

Douglas W. McNeill	13,545		*

Paul E. Parker	35,915	(13)	*

Michael E. Ricketson	76,028	(14)	*

F. Ferrell Scruggs, Sr.	91,692	(15)	*

John M. Simmons, III	101,750	(16)	1.07

Joe P. Singletary, Jr.	126,964	(17)	1.33

Donald J. Torbert, Jr.	12,525	(18)	*

M. Burke Welsh, Jr.	22,707	(19)	*
All directors and executive officers as a group (16 persons)	2,612,605		26.82
* Less than 1 percent.

(1)
Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. For purposes of this table, we have not required that an option have an exercise price lower than the price of our common stock as of February 28, 2005 ($13.79) in order to qualify as a right to acquire the underlying stock into which it converts. Unless otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been provided by the respective persons listed in the above table.

(2)
Based on 9,495,320 shares outstanding as of February 28, 2005 plus shares underlying outstanding stock options or warrants which are exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)
Includes 5,762 shares held by Mr. Burnette's wife and 6,027 shares held for Mr. Burnette's minor grandchildren by Mr. Burnette's wife as custodian. Mr. Burnette disclaims beneficial ownership of those shares held by his wife. Also includes 87,000 options exercisable within 60 days.

(4)	Includes 1,148 shares held by Mr. Carroll's wife, of which shares Mr. Carroll disclaims beneficial ownership. Also includes 16,400 options exercisable within 60 days.
(5)	The Dewar Family, L.P. is a limited partnership with Mr. Dewar, Sr., its limited partner, and Mr. Dewar, Jr., its general partner.
(6)
Includes 1,117,026 shares owned by the Dewar Family, L.P. Mr. Dewar, Jr. is a general partner of the Dewar Family, L.P. and possesses shared investment power as to all of the shares, the sole power to vote 563,354 of the shares, and shared power to vote 553,672 of the shares owned the limited partnership. Also includes 16,000 options exercisable within 60 days and 4,858 shares held by Mr. Dewar, Jr.'s wife. Includes 1,000 shares held by Mr. Dewar, Jr.'s wife and stepchildren. Mr. Dewar, Jr. disclaims beneficial ownership of the shares held by his wife and those held by his wife and stepchildren. Mr. Dewar, Jr.'s mailing address is P. O. Box 2295, Valdosta, Georgia 31604.

(7)
Includes 1,117,026 shares owned by the Dewar Family, L.P., a family trust. Mr. Dewar, Sr. is a limited partner of the Dewar Family, L.P. and possesses shared investment power as to all shares owned by the limited partnership and shared power to vote 553,672 of the shares owned by the limited partnership. Includes 1,000 shares owned by his wife, of which he disclaims beneficial ownership. The mailing address of Mr. Dewar, Sr. is P. O. Box 2985, Valdosta, Georgia 31604.

(8)	Includes 5,000 options exercisable within 60 days.
(9)	Includes 1,200 options exercisable within 60 days.
(10)	Includes 66,334 shares held by Mr. Jones' minor grandchildren, over which shares Mr. Jones has custodial power. Also includes 10,000 options exercisable within 60 days.
(11)	Includes 8,000 options exercisable within 60 days.
(12)	Includes 13,334 shares held by Mr. McLeod's wife of which shares Mr. McLeod disclaims beneficial ownership. Also includes 6,000 options exercisable within 60 days.
(13)	Includes 8,000 options exercisable within 60 days.
(14)	Includes 22,564 options exercisable within 60 days.
(15)
Includes 16,117 shares held by Mr. Scruggs' wife, of which shares Mr. Scruggs disclaims beneficial ownership and 14,332 shares held by a family limited partnership. Also includes 16,000 options exercisable within 60 days.

(16)	Includes 61,133 shares held by Mr. Simmons' wife, of which shares Mr. Simmons disclaims beneficial ownership. Also includes 10,000 options exercisable within 60 days.
(17)
Includes 16,633 shares held by Mr. Singletary's wife, of which shares Mr. Singletary disclaims beneficial ownership. Includes 7,491 shares owned by Sing Bros., Inc., of which Mr. Singletary is the President, and 3,015 shares owned by Tripo, Inc., of which Mr. Singletary is also the President. Also includes 16,000 options exercisable within 60 days.

(18)	Includes 9,805 options exercisable within 60 days.
(19)	Includes 15,627 options exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of the officers, directors and shareholders of the Company named in this Proxy Statement and the Bank, and affiliates of such persons, have from time to time engaged in banking transactions with the Bank. Such persons are expected to continue these transactions in the future. Any loans or other extensions of credit made by the Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2004, loans to officers, directors, and shareholders of the Company named in this Proxy Statement and the Bank amounted to an aggregate of $11,413,726.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S
PROXY STATEMENT

Proposals of shareholders intended to be presented at the Company's 2006 Annual Meeting of Shareholders must be received at the Company's principal executive offices by December 20, 2005 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR'S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2006 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on March 24, 2006, and advises shareholders in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on March 24, 2006. Notices of intention to present proposals at the 2006 Annual Meeting of Shareholders should be addressed to Denise McKenzie, Secretary, PAB Bankshares, Inc., P.O. Box 3460, Valdosta, Georgia 31604-3460.

ANNUAL REPORTS

Copies of the Company's 2004 Annual Report to Shareholders and Annual Report on Form 10-K, which includes the Company's financial statements for the year ended December 31, 2004, are being mailed to all shareholders together with this Proxy Statement.

PAB BANKSHARES, INC.
PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Is Solicited on Behalf of the Board of Directors of PAB Bankshares, Inc.

The undersigned shareholder hereby appoints Donald J. Torbert, Jr. and R. Wesley Fuller, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of PAB Bankshares, Inc. (the "Company") held of record by the undersigned on April 1, 2005, at the Annual Meeting of Shareholders (the "2005 Annual Meeting") to be held at the Company's offices, 3250 North Valdosta Road, Valdosta, Georgia, 31602, on Tuesday, May 24, 2005, at 10:00 a.m., local time, or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1.
The proposal to reelect the following individuals (the "Nominees") to serve as members of the Company's Board of Directors until the time specified and until their successors are duly elected and qualified: R. Bradford Burnette, Michael H. Godwin, Kennith D. McLeod, Paul E. Parker, and M. Burke Welsh, Jr. to serve as members of the Company's Board of Directors until the 2008 Annual Meeting of Shareholders of the Company and Douglas W. McNeill to serve as a member of the Company's Board of Directors until the 2007 Annual Meeting of Shareholders of the Company.

Nominees:	R. Bradford Burnette, Michael H. Godwin, Kennith D. McLeod, Paul E. Parker, M. Burke Welsh, Jr., and Douglas W. McNeill.

☐	FOR all Nominees listed above	☐	FOR ALL EXCEPT	☐	WITHHOLD authority to vote for all Nominees

Instructions: To withhold authority to vote for any individual Nominee, mark “FOR ALL EXCEPT” and write that Nominee's name in the space provided below.

2.	The proposal to ratify the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for the fiscal year 2005.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the 2005 Annual Meeting or any adjournment or postponement thereof.

This Proxy revokes all prior proxies with respect to the 2005 Annual Meeting and may be revoked prior to its exercise. No proposal is conditioned on or related to any other proposal.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF AUDITORS NAMED IN PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE FIRST MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

DATED:
Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE
Signature (if held jointly)

NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.